Exhibit – 10.14

SUMMARY OF COMPENSATION FOR

THE BOARD OF DIRECTORS OF

AGREE REALTY CORPORATION

Annual Cash Retainer:

Non-Employee Director: $30,000

Audit Committee Chair: $4,000 (in addition to non-employee retainer)

Other:

Directors traveling from outside the Bloomfield Hills, Michigan area are reimbursed for all out-of-pocket expenses incurred in connection with attending meetings of the Board or any committees thereof.

Directors who are employees or officers of the Company do not receive any compensation for serving on the Board or any committees thereof.